Evommune Presents Late-Breaking Phase 2a Proof-of-Concept Data Evaluating EVO301 in Atopic Dermatitis at European Academy of Dermatology and Venereology Congress

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Presentation highlights EVO301’s clear therapeutic signal, favorable safety and tolerability profile, and reinforces IL‑18 inhibition as a novel, clinically relevant approach to treating atopic dermatitis
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Biomarker analyses confirm robust Th2 pathway modulation, as well as broad anti‑inflammatory activity across multiple inflammatory pathways (Th1, Th17/22)
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Plan to initiate subcutaneous Phase 2b dose‑ranging trial in mid‑2027

PALO ALTO, Calif. & NEW YORK (October 1, 2026) – Evommune, Inc. (NYSE: EVMN) (the “Company” or “Evommune”), a clinical-stage biotechnology company developing innovative therapies that target key drivers of chronic inflammatory diseases, today shared additional data from its Phase 2a proof-of-concept trial of EVO301 in adults with moderate-to-severe atopic dermatitis (AD) during a late-breaking oral presentation at the European Academy of Dermatology and Venereology (EADV) 2026 Congress in Vienna, Austria. EVO301 is a long‑acting injectable fusion protein designed to selectively inhibit overactive IL‑18, with the potential to offer broader upstream pathway control than standard-of-care biologics.

The 70-patient trial was designed to evaluate the safety and efficacy of intravenous dosing of 5mg/kg at Baseline and Week 4 (n=48 active, n=22 placebo) with a primary endpoint at Week 12, 8 weeks after the last dose. EVO301 demonstrated a clear therapeutic signal, achieving activity at Week 12 comparable to dose‑optimized marketed biologics at Week 16, along with a favorable safety and tolerability profile. In addition, IL‑18 inhibition was validated as a novel AD target, with biomarker analyses confirming robust target engagement and broad anti‑inflammatory activity across the Th2, Th1, Th17, and Th22 pathways.

“Achieving rapid clinical responses with just two dose administrations demonstrates the distinct therapeutic potential of inhibiting IL‑18,” said Dr. Mark G. Lebwohl, Dean for Clinical Therapeutics and Chairman Emeritus, Department of Dermatology, Icahn School of Medicine at Mount Sinai. “Current biologic treatment options focus on addressing only the Th2 pathway, while EVO301 engages Th2 and additional pathways, offering a unique mechanism of action that could benefit a broad spectrum of patients in this highly heterogeneous disease.”

“EVO301 produced responses that kept improving for eight weeks following the final dose, with a safety and tolerability profile in line with placebo. These data firmly establish EVO301 as a core component of our inflammatory disease pipeline and a potential option for patients living with AD, a disease with clear demand for more therapeutic options,” said Dr. Eugene Bauer, Chief Medical Officer of Evommune. “With strong clinical proof‑of‑concept now established, we are moving quickly to initiate a global Phase 2b trial that is dose-optimized with our subcutaneous formulation which is on track to begin in mid‑2027.”

Data Presentation Highlights:

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EVO301 met primary endpoint: EVO301 met the trial’s primary endpoint, achieving a 55% least-squares (LS) mean reduction in EASI from baseline at Week 12 compared with 22% on placebo (p<0.01), eight weeks after the last dose. Statistically significant separation from placebo was observed as early as Week 4 (41% vs. 18%) and maintained through Week 8 (50% vs. 16%) and Week 12 (p<0.01 at each time point).
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Early, durable EASI-50 and EASI-75 responses with only two dose administrations: EVO301 demonstrated significant EASI-50 separation from placebo as early as Week 4, with responses sustained and continuing to deepen through Week 12, eight weeks after the last dose. At Week 12, 63% of EVO301-treated patients achieved EASI-50 compared with 23% on placebo, and EASI-75 responses showed increasing separation from placebo over time, reaching 29% vs. 9% on placebo at Week 12, consistent with the range of rates observed with marketed AD biologics after a single dose administered at baseline and Week 4.
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Optimized pharmacokinetics: EVO301 demonstrated a favorable PK profile consistent with Phase 1 supporting a Q4‑week dosing regimen and the potential for every-8-to-12-week maintenance dosing.
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Mechanistic biomarker evidence: Exploratory analyses showed reductions in the Th2 markers CCL-17 (TARC) and CCL-22, including approximately 75% reductions in patients with high baseline TARC. EVO301 also reduced Th1, Th17 and Th22 markers, including IL-22, a key regulator of skin barrier function.
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Favorable safety and tolerability profile: EVO301 was well tolerated, with no treatment-related serious or severe adverse events, no discontinuations due to adverse events, no clinically significant laboratory abnormalities, and no conjunctivitis, a common adverse event reported with AD biologics. Treatment-related adverse events occurred in 10.4% of EVO301-treated patients compared with 13.6% on placebo.

About IL-18

IL-18 is a known inflammatory pathway which plays a key role in various immune processes and acts as a key upstream therapeutic target for AD and other chronic inflammatory diseases. As an alarmin cytokine, IL-18 acts as a general amplifier of inflammation, capable of driving multiple inflammatory responses, including Th1, Th2, Th17/22 and innate pathways. This upstream position is crucial for treating conditions with heterogeneous inflammation, where targeting a single pathway may not be optimal. An upregulated IL-18 pathway cyclically activates inflammatory mediators in an aberrant manner, resulting in tissue damage and other inflammatory pathology. IL-18 directly disrupts essential barrier functions, positioning it as a pivotal pathogenic factor. Targeting IL-18 offers a novel broader therapeutic utility, simultaneously reducing inflammation and restoring tissue integrity for patients with complex inflammatory conditions.

About EVO301

EVO301 is a long-acting injectable SAFA-IL-18BP fusion protein designed to neutralize aberrantly upregulated IL-18 activity. We believe EVO301 has the potential to facilitate more efficient tissue distribution and improved activity relative to existing attempts to antagonize or inhibit the IL-18 pathway. In addition, EVO301 incorporates several distinguishing design features, including selective and high binding affinity of native human IL-18BP and binding to serum albumin, smaller molecular weight, extended half-life for the neutralization of IL-18, and lower potential for immunogenicity. Evommune believes the distinct mechanism and modality of EVO301 provides multiple, potentially synergistic avenues to bring innovative therapeutics to the large, underserved and rapidly expanding population of patients suffering from chronic inflammatory diseases.

About Evommune, Inc.

Evommune, Inc. is a clinical-stage biotechnology company developing innovative therapies that target key drivers of chronic inflammatory diseases. The Company’s mission is to improve patients’ daily lives and prevent the long-term effects of uncontrolled inflammation that are a consequence of the limitations of existing therapies. To achieve this, Evommune is advancing a portfolio of differentiated product candidates that target key drivers of chronic inflammation. For more information, please visit www.evommune.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements.” These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the potential therapeutic benefit of EVO301; the design, objectives, initiation, timing and progress of the Phase 2b clinical trials evaluating EVO301 in AD; and continued advancement of the Company's portfolio. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the Company’s limited operating history and historical losses; the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the Company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; the impacts of macroeconomic conditions, including heightened inflation and uncertain credit and financial markets, on the Company’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the Company’s ability to realize the benefits of its collaborations and license agreements; changes in expected or existing competition; changes in the regulatory environment; the Company’s ability to obtain, maintain and protect its intellectual property; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the SEC on March 5, 2026, as supplemented by the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 6, 2026, and in other filings that the Company makes and will make with the SEC in the future. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Media and Investors:

Megan Humphreys

megan.humphreys@evommune.com